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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (33-83124 and 333-04379) of Evergreen Media Corporation of our report dated May 2, 1997 relating to the financial statements of Century Chicago Broadcasting, L.P., which appears on page D-1 of this Form 8-K.

PRICE WATERHOUSE LLP

Chicago, Illinois
June 3, 1997